                                                                EXHIBIT 25(a)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(B)(2) ________


                     ------------------------------------

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                           36-0899825
                                                     (I.R.S. employer
                                                   identification number)

One First National Plaza, Chicago, Illinois             60670-0126
(Address of principal executive offices)                (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                         Chicago, Illinois  60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312)732-6919
           (Name, address and telephone number of agent for service)


                   ----------------------------------------

                         HOUSEHOLD FINANCE CORPORATION
              (Exact name of obligor as specified in its charter)

          Delaware                                       36-1239445
  (State or other jurisdiction of                    (I.R.S. employer
 incorporation or organization)                    identification number)

 2700 Sanders Road                                      60070
 Prospect Heights, Illinois                             (Zip Code)
 (Address of Principal
   Executive Offices)           DEBT SECURITIES
                        (Title of Indenture Securities)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING
             AUTHORITY TO WHICH IT IS SUBJECT.

             Comptroller of Currency, Washington, D. C.; Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

             The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

             No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8. Not Applicable

         9. Not Applicable

* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 27th day of July, 1994.

                          THE FIRST NATIONAL BANK OF CHICAGO



                          BY:         Steven M. Wagner
                             _________________________________________
                          STEVEN M. WAGNER
                          VICE PRESIDENT AND SENIOR COUNSEL
                          CORPORATE TRUST SERVICES DIVISION

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(B) OF THE ACT



                                 July 27, 1994



Securities and Exchange Commission,
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Household Finance Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

                             Very truly yours,

                             THE FIRST NATIONAL BANK OF CHICAGO



                             By:         Steven M. Wagner
                                 ______________________________________
                             Steven M. Wagner
                             Vice President and Senior Counsel
                             Corporate Trust Services Division

                                   EXHIBIT 7



     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


Legal Title of Bank:     First National Bank of Chicago Call Date: 6/30/93  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460            Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:                               0/3/6/1/8
                                                    ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                        C400
                                                 DOLLAR AMOUNTS IN                  ------------           -
                                                     THOUSANDS             RCFD     BIL MIL THOU      ------------
                                                 -----------------         ----     ------------
ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RCA-A):
    a. Noninterest-bearing balances and
       currency and coin(1)...................                             0081       3,755,482           1.a.
    b. Interest-bearing balances(2)...........                             0071       6,038,019           1.b.
2.  Securities (from Schedule RC-B)...........                             0390         644,567           2
3.  Federal funds sold and securities
    purchased under agreements to
    resell in domestic offices of the
    bank and its Edge and Agreement
    subsidiaries, and in IBFs:
    a. Federal Funds sold.....................                             0276       3,623,485           3.a.
    b. Securities purchased under
       agreements to resell...................                             0277         216,000           3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned
       income (from Schedule RC-C)............   RCFD 2122  13,423,941                                    4.a.
    b. LESS: Allowance for loan and
       lease losses...........................   RCFD 3123     340,641                                    4.b.
    c. LESS: Allocated transfer risk reserve..   RCFD 3128         0                                      4.c.
    d. Loans and leases, net of unearned
       income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)...                             2125      13,083,300           4.d.
5.  Assets held in trading accounts...........                             2146       2,374,239           5.
6.  Premises and fixed assets (including
    capitalized leases).......................                             2145         468,424           6.
7.  Other real estate owned (from
    Schedule RC-M)............................                             2150         196,664           7.
8.  Investments in unconsolidated
    subsidiaries and associated companies
    (from Schedule RC-M)......................                             2130          14,866           8.
9.  Customers' liability to this bank on
    acceptances outstanding...................                             2155         448,175           9.
10. Intangible assets (from Schedule RC-M)....                             2143         164,150           10.
11. Other assets (from Schedule RC-F).........                             2160       3,053,737           11.
12. Total assets (sum of items 1 through 11)..                             2170      34,081,108           12.

- ------------------
[FN]
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:           First National Bank of Chicago     Call Date: 6/30/93 ST-BK:  17-1630 FFIEC 031
Address:                       One First National Plaza, Suite 0460                                  Page RC-2
City, State  Zip:              Chicago, IL  60670
FDIC Certificate No.:          0/3/6/1/8
                               ---------

SCHEDULE RC-CONTINUED

                                                 DOLLAR AMOUNTS IN
                                                     THOUSANDS                      BIL MIL THOU
                                                 -----------------                  ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals
       of columns A and C from Schedule
       RC-E, part 1)..........................                             RCON 2200 14,665,097           13.a.
       (1) Noninterest-bearing(1).............   RCON 6631  6,438,130                                     13.a.(1)
       (2) Interest-bearing...................   RCON 6636  8,226,967                                     13.a.(2)
    b. In foreign offices, Edge and
       Agreement subsidiaries, and
       IBFs (from Schedule RC-E,
       part II)...............................                             RCFN 2200  8,176,993           13.b.
       (1) Noninterest bearing................   RCFN 6631    558,548                                     13.b.(1)
       (2) Interest-bearing...................   RCFN 6636  7,618,445                                     13.b.(2)
14. Federal funds purchased and
    securities sold under agreements
    to repurchase in domestic offices
    of the bank and of its Edge and
    Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased................                             RCFD 0278  1,785,347           14.a.
    b. Securities sold under
       agreements to repurchase...............                             RCFD 0279    112,686           14.b.
15. Demand notes issued to the U.S. Treasury..                             RCON 2840    102,966           15.
16. Other borrowed money......................                             RCFD 2850  2,247,000           16.
17. Mortgage indebtedness and
    obligations under capitalized
    leases....................................                             RCFD 2910    267,000           17.
18. Bank's liability on acceptance
    executed and outstanding..................                             RCFD 2920    448,175           18.
19. Subordinated notes and debentures.........                             RCFD 3200  1,275,000           19.
20. Other liabilities (from Schedule RC-G)....                             RCFD 2930  2,461,269           20.
21. Total liabilities (sum of items
    13 through 20)............................                             RCFD 2948 31,542,007           21.
22. Limited-Life preferred stock and
    related surplus...........................                             RCFD 3282      0               22.
EQUITY CAPITAL
23. Perpetual preferred stock and
    related surplus...........................                             RCFD 3838      0               23.
24. Common stock..............................                             RCFD 3230    200,858           24.
25. Surplus (exclude all surplus
    related to preferred stock)...............                             RCFD 3839  2,301,551           25.
26. a. Undivided profits and
       capital reserves.......................                             RCFD 3632     36,660           26.a.
    b. LESS: Net unrealized loss on
       marketable equity securities...........                             RCFD 0297      0               26.b.
27. Cumulative foreign currency
    translation adjustments...................                             RCFD 3284         32           27.
28. Total equity capital (sum of
    items 23 through 27)......................                             RCFD 3210  2,539,101           28.
29. Total liabilities, limited-life
    preferred stock, and equity
    capital (sum of items 21,
    22, and 28)...............................                             RCFD 3300 34,081,108           29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external

     auditors of any date during 1992...........................................    RCFA 6724 N/A         M.1.

1 = Independent audit of the bank conducted in       4. = Directors' examination of the bank performed
    accordance with generally accepted auditing           by other external auditors (may be required
    standards by a certified public accounting            by state chartering authority)
    firm which submits a report on the bank          5  = Review of the bank's financial statements by
2 = Independent audit of the bank's parent holding        external auditors
    company conducted in accordance with             6  = Compilation of the bank's financial
    generally accepted auditing standards                 statements by external auditors
    by a certified public accounting firm            7  = Other audit procedures (excluding tax
    which submits a report on the                         preparation work)
    consolidated holding company                     8  = No external audit work
    (but not on the bank separately)
3 = Directors' examination of the bank conducted
    in accordance with generally accepted
    auditing standards by a certified public
    accounting firm (may be required by state
    chartering authority)

- -------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.